Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post–Effective Amendment No. 53 to the Registration Statement on Form N–1A of Fidelity Covington Trust: Fidelity Dividend ETF for Rising Rates, Fidelity High Dividend ETF, Fidelity Low Volatility Factor ETF, Fidelity Momentum Factor ETF, Fidelity Quality Factor ETF, Fidelity Small-Mid Factor ETF and Fidelity Value Factor ETF  of our report dated September 17, 2019 relating to the financial statements and financial highlights included in the July 31, 2019 Annual Report to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts November 20, 2019